As filed with the Securities and Exchange Commission on December 22, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CAM COMMERCE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3866450
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17075 Newhope Street, Suite A
Fountain Valley, California 92708
(Address of Principal Executive Office)(Zip Code)

CAM COMMERCE SOLUTIONS
2000 NONSTATUTORY STOCK OPTION PLAN
(Full title of the plans)

Blumberg Excelsior
62 White Street
New York, New York 10013
(Name and address of agent for service)

(212) 431-5000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of	Amount	maximum	maximum	Amount of
securities to	to be	offering price	aggregate	registration
be registered	registered	per share(2)	offering price(2)	fee
Common Stock,	250,000	$16.91	$4,227,500	$498
$.001 par value

(1)	500,000 shares to be issued under the 2000 Nonstatutory Stock Option Plan prior to its amendment have been previously registered.

(2)	Pursuant to Rule 457(c) and Rule 457(h), these prices were estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on December 17, 2004.

PART I
PART II
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

PART I

In accordance with General Instruction E to Form S-8, we hereby incorporate by reference the contents of our Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2000 (File No. 333-52782).

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PART II

Item 8. Exhibits.

     Pursuant to General Instruction E, only those Opinions and Consents required by Item 8 are provided. They are as follows:

5.1	Opinion of Haddan & Zepfel LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto)

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Valley, State of California, on December 22, 2004.

CAM COMMERCE SOLUTIONS, INC.
By:	/s/ Geoffrey D. Knapp
Geoffrey D. Knapp, Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

     We, the undersigned officers and directors of Cam Commerce Solutions, Inc, do hereby constitute and appoint Geoffrey D. Knapp and Paul Caceres, or either of them, with full power of substitution, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable in order to enable said corporation to comply with the Securities Act of 1933, as amended, and all rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or any of them, do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated

Signatures	Title	Date
/s/ Geoffrey D. Knapp Geoffrey D. Knapp	Chief Executive Officer, Secretary, Director, Chairman of the Board of Directors (Principal Executive Officer)	December 22, 2004
/s/ David Frosh David Frosh	Director	December 22, 2004
/s/ Paul Caceres Paul Caceres	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer	December 22, 2004
/s/ Walter Straub Walter W. Straub	Director	December 22, 2004
/s/ Donald A. Clark Donald A. Clark	Director	December 22, 2004

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EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Haddan & Zepfel LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Haddan & Zepfel (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto)